                  AMENDMENT NO. 2 TO ASSET PURCHASE AGREEMENT


          THIS AMENDMENT NO. 2 TO ASSET PURCHASE AGREEMENT (the "Amendment") is entered into as of September 1, 1996 by and between PSINET INC. ("Seller") and MINDSPRING ENTERPRISES, INC. ("Buyer").

          WHEREAS, Seller and Buyer are parties to that certain Asset Purchase Agreement, and Amendment No. 1 thereto, dated as of June 28, 1996
(collectively, the "Purchase Agreement"); and

          WHEREAS, capitalized terms that are used but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement; and

          WHEREAS, Seller and Buyer desire to amend the Purchase Agreement in accordance with and subject to the terms and conditions hereinafter set forth;

          NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

          1. The definition of "Assets" as set forth in ANNEX 1 to the Purchase Agreement is hereby amended to read as follows:

          ASSETS shall mean, collectively, all right, title, benefit and interest of Seller in and to the following assets, rights, benefits and privileges, both tangible and intangible (including without limitation the Business as a "going concern" and customer relationships and reputation of Seller ("Goodwill")), wherever situated or located, owned, leased, used, held for use or otherwise held by Seller in connection with the Business, and shall include all such assets existing on the date of this Agreement and all such assets acquired between that date and the Second Closing Date:

          (a)  All Seller Contracts with Subscribers (excluding Bulk
               Customers);

          (b) All Leases, including without limitation the Lease for the Harrisburg Facility (described in SCHEDULE 4.10 attached hereto);

          (c) All of the benefits of all preexisting marketing programs (including Retail, Affinity and Bounty Programs) other than Seller's arrangements with MPATH Interactive, Inc.;

          (d) All of the ownership rights to the Pipeline Software (including auto registration software), including, but not limited to, all work currently being undertaken to upgrade and/or improve such software;

          (e)  Rights to the Local Content published by the Pipeline Group;

          (f) All engineering, business and other books, papers, files and records directly relating to the Business, including, but not limited to, customer lists;

          (g) All manufacturer's warranties with respect to the Assets, to the extent assignable;

          (h)  All Intellectual Property;

          (i) A paid up non-exclusive license to use and modify (but not to sublicense) the software described in SCHEDULE ANNEX 2; and

          (j) All furniture, fixtures, equipment and other fixed assets located at the Harrisburg Facility as of June 28, 1996 and materially necessary to the operation of the Harrisburg Facility in the ordinary course of business as set forth on SCHEDULE ANNEX 3 attached hereto, as well as all other furniture and non-fixed assets located at the Harrisburg Facility on the Second Closing Date (all of the property described in this subparagraph (j) being deemed part of the Harrisburg Facility).

          2. The net book value of the Harrisburg Facility is One Million One Hundred Twenty Nine Thousand Dollars ($1,129,000) and the Second Note shall be in the original principal amount of Nine Million Nine Hundred Twenty Nine Thousand Dollars ($9,929,000).

          3. SCHEDULE ANNEX 1 to the Purchase Agreement is hereby deleted in its entirety.

          4.   SCHEDULE ANNEX 2 to the Purchase Agreement is hereby amended by
(a) deleting the first bullet item ("Interactive Voice Response (IVR) system which includes the license, programming and other enhancements and the PSINet enhanced data.") and (b) adding an asterisk ("*") after the fifteenth bullet item ("Source code for InterRamp auto-registration client and server software and perpetual license to use and modify, but not resell, such software.").

          5. SCHEDULE ANNEX 3 attached hereto shall be deemed SCHEDULE ANNEX 3 of the Purchase Agreement, as amended by this Amendment.

          6. The Purchase Agreement is hereby ratified and confirmed and, except as expressly modified hereby, shall continue unmodified and in full force and effect.

          7. This Amendment may be executed in separate counterparts, none of which need contain the signatures of all parties, each of which shall be deemed to be an original, and all of which taken together constitute one and the same instrument. It shall not be necessary in making proof of this Amendment to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.


                   [rest of page intentionally left blank]

          IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment, or has caused this Amendment to be duly executed and delivered in its name on its behalf, all as of the day and year first above written.


                                         BUYER


                                         MINDSPRING ENTERPRISES, INC.


                                         By: /s/ CHARLES M. BREWER  (SEAL)
                                            -----------------------
                                         Name:   Charles M. Brewer
                                              ---------------------------
                                         Title:  Chairman and CEO
                                               --------------------------


                                         SELLER




                                         PSINET INC.


                                         By:   /s/HAROLD S. WILLS  (SEAL)
                                            -----------------------
                                         Name:    Harold S. Wills
                                              ---------------------------
                                         Title:   COO
                                               --------------------------

                                SCHEDULE LIST



ANNEX 2   Intellectual Property

ANNEX 3   Inventory of Fixed Assets



MindSpring Enterprises, Inc. agrees to furnish supplementally a copy of any of the exhibits listed above to the Commission upon reqest.